SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               SEPTEMBER 29, 1995



                                XIOX CORPORATION

             (Exact name of registrant as specified in its charter)

         577 Airport Boulevard, Suite 700, Burlingame, California 94010
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (415) 375-8188

Delaware                                 0-15797               95-3824750
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
of incorporation)                                         Identification Number)




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ITEM 2.   Acquisition or Disposition of Assets

         On September 29, 1995, in a private placement transaction, Xiox Corporation (the "Company") sold 100,000 shares of Xiox Corporation restricted Common Stock to current shareholders and officers of the Company. The purchase price per share for the Common Stock was $3.00.

ITEM 7.   Financial Statements and Exhibits.

         The transaction discussed in Item 2 is to be accounted for as a sale of Common Stock. Financial statements for the period ending September 30, 1995 will be filed within 60 days.

         (c).     Exhibits

         Stock Purchase Agreement and Registration Rights Agreement dated September 29, 1995.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                            XIOX CORPORATION




October  13, 1995                           By
                                              ----------------------------------
                                                     Melanie D. Reid
                                                     Vice-President, Finance and
                                                     Chief Financial Officer




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